GOLDSTATE CORPORATION                                              (OTC BB-GDSA)
FOR IMMEDIATE RELEASE          Las Vegas, Nevada                  April 20, 2000
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            GOLDSTATE CORPORATION ANNOUNCES NEW DIRECTOR APPOINTMENT

Goldstate Corporation (the "Corporation") (Symbol GDSA OTC BB) is pleased to announce the appointment of Mr. Carson Walker as director and President of the Corporation. Mr. Walker replaces Harold Gooding as the sole director and officer of the Corporation.

Mr. Walker possesses a solid professional financial and consulting background with specific expertise in public health. He has over thirty years experience in public health care with over 15 years in private practice. During that period, Mr. Carson has established an extensive network of associates with similar concerns to provide affordable public health care.

Mr. Walker was a director of Sanfred Resources Ltd., a Canadian Venture Exchange company, from May 1996 through December 1999. Mr. Walker was responsible for investor relations and for raising capital for Sanfred Resources Ltd. Mr. Walker was also a director and the Secretary for Redmond Capital, Inc., an OTC Bulletin Board company, where he was responsible for investor relations. Mr. Walker was Vice President of Corporate Communications at Rock Resources Ltd., a Canadian Venture Exchange company, where he was responsible for investor relations and fund raising. Mr. Walker attended Vancouver City College in Vancouver, British Columbia, where he earned a diploma as a Denturist. Mr. Walker then entered private practice where he enjoyed two successful practices located in Quesnel, British Columbia, and Nanaimo, British Columbia. During this period of private practice, Mr. Carson established an extensive network of associated with similar concerns and aspirations to provide affordable public healthcare.


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Contact: Craig Forgie, Investor Relations     E-mail: investor@goldstatecorp.com
Phone: (888) 228-5526                            Web-site: www.goldstatecorp.com

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SAFE HARBOR STATEMENT
Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, commodity prices of precious metals and actual results differing materially from projections because of geological factors, operation factors, government regulations or factors relied upon from independent sources, may either negatively or positively impact exploration or mining operations. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in the future periods to differ materially from forecasted results. The Company assumes no obligation to update the information in this release.
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